Exhibit 10.7

AMENDMENT NO. 1

TO THE

MATTEL CASH BALANCE EXCESS BENEFIT PLAN

WHEREAS, Fisher-Price, Inc. (“Fisher-Price”) maintains the Mattel Cash Balance Excess Benefit Plan, as amended and restated effective as of July 1, 2012 (the “Plan”);

WHEREAS, pursuant to 7 of the Plan, Fisher-Price, by action of its Board of Directors (the “Board”), or a designated officer through authority delegated by such Board, has the right at any time to amend the Plan in any respect, provided, that no such amendment shall reduce the benefits payable under the Plan below the benefits to which any person would have been entitled under the Plan at the time of such amendment; and

WHEREAS, The Board of Fisher-Price desires to amend the Plan to cause certain amounts payable under the Plan to be subject to the Mattel, Inc. Compensation Recovery Policy.

NOW, THEREFORE, pursuant to Section 7 of the Plan, the Plan is hereby amended, effective as of August 29, 2013, as follows:

1. A new Section 13 shall be added as follows:

“13.	Compensation Recovery Policy. Notwithstanding any provision in this Plan to the contrary, amounts paid or payable under this Plan shall be subject to the terms and conditions of the Mattel, Inc. Compensation Recovery Policy, as may be amended from time to time (the “Compensation Recovery Policy”), to the extent applicable (including by reason of such amounts being calculated or determined by reference to an underlying amount or payment that is subject to the Compensation Recovery Policy).”

2. Affected Participant Consent. This Amendment No. 1 is subject to the consent of each Plan participant who is subject to the Compensation Recovery Policy and participates in the Plan as of August 29, 2013 (each, an “Affected Participant”). To the extent that any such Affected Participant does not consent to this Amendment No. 1, the provisions of this Amendment No. 1 shall not apply to such Affected Participant.

3. Ratification and Confirmation. Except as specifically amended hereby, the Plan is hereby ratified and confirmed in all respects and remains in full force and effect.

4. Headings. Section headings are for convenience only and shall not be considered a part of this Amendment No. 1.

* * * * *

IN WITNESS WHEREOF, Fisher-Price has caused this Amendment No. 1 to be executed, effective as of August 29, 2013.

FISHER-PRICE, INC.

By:	/s/ Robert Normile
Name:	Robert Normile
Title:	Executive Vice President and Secretary

Dated:	October 21, 2013